                                                                 Exhibit 10.1.38



                               AT&T ADOPTED TERMS

                                                             Washington Contract


                                     RESALE
                                 AND UNBUNDLING

                                    AGREEMENT

                                     between

                           GTE NORTHWEST INCORPORATED

                                       and

                       AMERICAN TELEPHONE TECHNOLOGY INC.

The filing of this arbitrated Agreement with the Washington Utilities and Transportation Commission in accordance with the Arbitrator's Report dated December 11, 1996, the Arbitrator's Supplemental Report dated February 4,1997, the Decision Maker's Resolution of Contract Language Disputes dated June 2,1997 and the Commission Order Approving Interconnection Agreement effective August 25, 1997 (collectively, the "Order") with respect to AT&T Communications of the Pacific Northwest, Inc.'s Petition for Arbitration pursuant to Section 252(b) of the Telecommunications Act of 1996 to establish an interconnection agreement between AT&T Communications of the Pacific Northwest, Inc. and GTE Northwest Incorporated, Docket No. UT-960307, does not in any way constitute a waiver by either AT&T Communications of the Pacific Northwest, Inc. or GTE Northwest Incorporated, of any right which any such Party may have to appeal to a competent court of law, or to petition the Washington Utilities and Transportation Commission for reconsideration of any determination contained in the Order. or any provision included in this Agreement pursuant to the Order.

In this document the Parties attempt to comply with the Order which directs the Parties to reduce to contractual language the substantive provisions and directives of the Order. Nothing contained herein shall be construed or is intended to be a concession or admission by either Party that any such provision of the Order or the language herein complies with the duties imposed by the Telecommunications Act of 1996, the decisions of the FCC and the Washington Utilities and Transportation Commission, or other law and each Party thus expressly reserves its full right to assert and pursue claims that the Order does not comport with applicable law.

                                                             Washington Contract


                                TABLE OF CONTENTS

SECTION                                                                                                            PAGE
-------                                                                                                            -----

PREFACE...............................................................................................................1

AGREEMENT.............................................................................................................1

RECITALS..............................................................................................................1

SCOPE, INTENT AND DEFINITIONS.........................................................................................2

GENERAL TERMS AND CONDITIONS..........................................................................................3

1.   PROVISION OF LOCAL SERVICE UNBUNDLED NETWORK ELEMENTS............................................................3

2.   TERM OF AGREEMENT................................................................................................3

3.   TERMINATION OF AGREEMENT; TRANSITIONAL SUPPORT...................................................................3

4.   GOOD FAITH PERFORMANCE...........................................................................................5

5.   OPTION TO OBTAIN LOCAL SERVICES OR NETWORK ELEMENTS UNDER OTHER AGREEMENTS

6.   RESPONSIBILITY OF EACH PARTY.....................................................................................5

7.   GOVERNMENTAL COMPLIANCE..........................................................................................6

8.   RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION...................................................................6

9.   REGULATORY MATTERS...............................................................................................9

10.   LIABILITY AND INDEMNITY........................................................................................10

11.   SERVICE PARITY AND STANDARDS...................................................................................12

12.   CUSTOMER CREDIT HISTORY........................................................................................12

13.   FORCE MAJEURE..................................................................................................13

14.   CERTAIN STATE AND LOCAL TAXES..................................................................................14

15.   ALTERNATIVE DISPUTE RESOLUTION.................................................................................14

16.   NOTICES........................................................................................................15

17.   CONFIDENTIALITY AND PROPRIETARY INFORMATION....................................................................16

18.   BRANDING.......................................................................................................18

19.   DIRECTORY LISTINGS AND DIRECTORY DISTRIBUTION..................................................................19

                                                             Washington Contract


20.   DIRECTORY ASSISTANCE LISTING INFORMATION.......................................................................22

21.   BUSY LINE VERIFICATION AND BUSY LINE VERIFICATION INTERRUPT....................................................22

22.   NUMBER ASSIGNMENT..............................................................................................22

23.   MISCELLANEOUS..................................................................................................23

PART I LOCAL SERVICES RESALE.........................................................................................28

24.   TELECOMMUNICATIONS SERVICES PROVIDED FOR RESALE................................................................28

25.   GENERAL TERMS AND CONDITIONS FOR RESALE........................................................................28

26.   REQUIREMENTS FOR SPECIFIC SERVICES.............................................................................30

27.   ADVANCED INTELLIGENT NETWORK...................................................................................32

28.   ROUTING TO DIRECTORY ASSISTANCE, OPERATOR AND REPAIR SERVICES..................................................32

29.   SERVICE SUPPORT FUNCTIONS......................................................................................35

30.   PAY PHONE LINES AND PAY PHONE SERVICES.........................................................................40

PART II:  UNBUNDLED NETWORK ELEMENTS.................................................................................43

31.   INTRODUCTION...................................................................................................43

32.   UNBUNDLED NETWORK ELEMENTS.....................................................................................43

PART III:  ANCILLARY FUNCTIONS.......................................................................................46

33.   INTRODUCTION...................................................................................................46

34.   GTE PROVISION OF ANCILLARY FUNCTIONS...........................................................................46

35.   STANDARDS FOR ANCILLARY FUNCTIONS..............................................................................46

PART IV:  DELETED, INTENTIONALL LEFT BLANK



ATTACHMENTS

Attachment I  Alternative Dispute Resolution

                                                             Washington Contract




Attachment 2  Services Description: Unbundled Network Elements ("UNE")

Attachment 3  Service Description: Ancillary Functions

Attachment 4  Provisioning and Ordering - UNE

Attachment 5  Maintenance for Local Services Resale and UNE

Attachment 6  Local Services Resale and UNE Billing and Recording

Attachment 7  Provision of Customer Usage Data

Attachment 8  Local Number Portability

Attachment 9  Network Security

Attachment 10 Acronyms

Attachment 11 Definitions

Attachment 12 Service Quality Standards and Processes

Attachment 13 Electronic Interface for Operations Support Systems

Attachment 14 Pricing

Attachment 15 Reciprocal Compensation For Call Termination Agreement

                                     PREFACE

                                    AGREEMENT

     This Agreement is entered into as of the ____ day of ___________ 1997, by and between American Telephone Technology Inc. having an office at 12668 Interurban Avenue South, Seattle, WA 98168, in its capacity as a certified provider of local dial-tone service ("ATTI"), and GTE Northwest Incorporated, a Washington Corporation, having an office for purposes of this Agreement at 600 Hidden Ridge Drive, Irving, Texas 75038 ("GTE"), in its capacity as an incumbent local exchange carrier. This Agreement covers services only in the state of Washington (the "State").

                                    RECITALS

         WHEREAS, The Telecommunications Act of 1996 (the "Act") was signed into law on February 8,1996; and

         WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers, with respect to the interconnection of their networks, resale of their telecommunications services, access to their poles, ducts, conduits and rights of way and, in certain cases, the offering of certain unbundled network elements and physical collocation of equipment in Local Exchange Carrier premises, and

         WHEREAS, GTE is an Incumbent Local Exchange Carrier; and

         WHEREAS, ATTI is a Telecommunications Carrier and has requested that GTE negotiate an agreement with ATTI for the provision of Network Elements, Local Services for resale, collocation and access to poles, ducts, conduits and rights of way pursuant to the Act and in conformance with GTE's and ATTI's duties under the Act; and

                          SCOPE, INTENT AND DEFINITIONS

This Agreement governs the purchase by ATTI of certain telecommunications services provided by GTE in its service areas for resale by ATTI ,the purchase by ATTI of certain unbundled network elements from GTE, the terms and conditions of the collocation of certain equipment of AT&T in the premises of GTE, the provision by GTE of access to its poles, conduits and rights of way.

The Parties agree that their entry into this Agreement is without prejudice to any positions they may have taken previously, or may take in the future, in any legislative, regulatory, judicial or other public forum addressing any matters, including matters related to the same types of arrangements covered in this Agreement.

For purposes of this Agreement, certain terms have been defined in Attachment 11 and elsewhere in this Agreement to encompass meanings that may differ from the normal connotation of the defined word. A defined word intended to convey its special meaning is capitalized when used. Unless the context clearly indicates otherwise, any term defined or used in the singular shall include the plural. The words "shall" and "will" are used interchangeably throughout this Agreement and the use of either connotes a mandatory requirement. The use of one or the other shall not mean a different degree of right or obligation for either Party. Other terms that are capitalized, and not defined in this Agreement, shall have the meaning given them in the Act. For convenience of reference only, Attachment 10 provides a list of acronyms used throughout this Agreement.

                          GENERAL TERMS AND CONDITIONS

1.       PROVISION OF LOCAL SERVICE AND UNBUNDLED NETWORK ELEMENTS

         This Agreement, which consists of these General Terms and Conditions and Attachments 1-15 and their accompanying Appendices, sets forth the terms conditions and prices under which GTE agrees to provide (a) telecommunications services for resale (hereinafter referred to as "Local Services") and (b) certain unbundled Network Elements, Ancillary Functions and additional features to ATTI or combinations of such Network Elements ("Combinations"), for purposes of offering telecommunications services of any kind, including, but not limited to, local exchange services, intrastate toll services, and intrastate and interstate exchange access services and (c) access to GTE's poles, conduits and rights of way. The Network Elements, Combinations or Local Services provided pursuant to this Agreement may be connected to other Network Elements, Combinations or Local Services provided by GTE or to any Network Elements, Combinations or Local Services provided by ATTI itself or by any other vendor. Subject to the requirements of this Agreement, ATTI may, at any time add or delete the Local Services, or Network Elements or Combinations purchased hereunder.

2.       TERM OF AGREEMENT

         This Agreement shall become effective in accordance with Section 23.8 (the "Effective Date"), and shall remain effective for a period of three (3) years. This Agreement shall continue in effect for consecutive one (1) year terms thereafter unless either Party gives the other Party at least ninety (90) calendar days written notice of termination, which termination shall be effective at the end of the initial term.

3.       TERMINATION OF AGREEMENT; TRANSITIONAL SUPPORT

3.1 Subject to any applicable restrictions and requirements contained elsewhere in this Agreement, ATTI may elect at any time to terminate this entire Agreement at ATTI's sole discretion, upon ninety (90) days prior written notice to GTE. Unless otherwise provided in this Agreement, in such case, ATTI's liability shall be limited to payment of the amounts due for Local Services, Network Elements, and Combinations provided up to and including the date of termination. The Parties recognize that provision of uninterrupted service to customers is vital and services must be continued without interruption. Upon the termination or expiration of this Agreement, ATTI may itself provide or retain another vendor to provide comparable Local Services, Network Elements, or Combinations. GTE agrees to cooperate in an orderly and efficient transition to ATTI or another vendor such that the level and quality of the Local Services, Network Elements and Combinations are not degraded and to exercise reasonable efforts to assist in an orderly and efficient transition.

3.2 ATTI may terminate any Local Service(s), Network Element(s) or Combination(s) provided under this Agreement upon thirty (30) days written notice to GTE, unless a different notice period or different conditions are specified for termination of such Local Service(s), Network Element(s) or Combination(s) in this Agreement, in which event such specific period and conditions shall apply.

3.3 GTE will not discontinue any unbundled Network Element, Ancillary Function or Combination thereof during the term of this Agreement without ATTI's written consent which consent shall not be unreasonably withheld, except (1) to the extent required by network changes or upgrades, in which event GTE will comply with the network disclosure requirements stated in the Act and the FCC's implementing regulations; or (2) if required by a final order of the Court, the FCC or the Commission as a result of remand or appeal of the FCC's order In the Matter of Implementation of Local Competition Provisions of the Telecommunications Act of 1996, Docket 96-98. In the event such a final order allows but does not require discontinuance, GTE shall make a proposal for ATTI's approval, and if the Parties are unable to agree, either Party may submit the matter to the Dispute resolution procedures described in Attachment 1. GTE will not discontinue any Local Service or Combination of Local Services without providing 45 days advance written notice to ATTI, provided however, that if such services are discontinued with less than 45 days notice to the regulatory authority, GTE will notify ATTI at the same time it determines to discontinue the service. If GTE grandfathers a Local Service or combination of Local Services, GTE shall grandfather the service for ATTI resale customers who subscribe to the service as of the date of discontinuance.

3.4 Either Party may terminate this Agreement at any time by giving written notice in writing to the other Party in the event the other Party files a petition for bankruptcy, is declared bankrupt, is insolvent, makes an assignment for the benefit of creditors, or goes into liquidation or receivership. In addition, either Party may terminate this Agreement in the event of a Party's refusal or failure to pay all or any portion of any amount required to be paid to the other Party as and when due; provided however that the Party allegedly due payment (1) notifies the other Party of the amounts due, (2) utilizes the ADR process set forth in Attachment 1, (3) obtains a favorable final ruling in that process and (4) does not receive payment within thirty (30) calendar days of the final ruling. There shall be no other reason for the unilateral termination of this Agreement.

4.       GOOD FAITH PERFORMANCE

         In the performance of their obligations under this Agreement, the Parties shall act in accordance with the good faith requirements of the Act. In situations in which notice, consent, approval or similar action by a Party is permitted or required by any provision of this Agreement, (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement), such action shall not be unreasonably delayed, withheld or conditioned.

5.       SECTION 252(i) ELECTION

         GTE shall allow ATTI to elect terms other than those set forth in this Agreement to the extent required by Section 252 of the Act, final regulations thereunder and relevant court decisions.

6.       RESPONSIBILITY OF EACH PARTY

         Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Subject to the limitations on liability contained in this Agreement and except as otherwise provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by Applicable Law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder.

7.       GOVERNMENTAL COMPLIANCE

         ATTI and GTE each shall comply with all Applicable Law that relates to
         i) its obligations under or activities in connection with this Agreement; or ii) its activities undertaken at, in connection with or relating to Work Locations. ATTI and GTE each agree to indemnify, defend (at the other Party's request) and save harmless the other, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from its failure or the failure of its contractors or agents to so comply. Each Party will be solely responsible for obtaining from governmental authorities, building owners, other carriers, and any other persons or entities, all rights and privileges which are necessary for such Party to perform its obligations under this Agreement.

8.       RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION

8.1 ATTI shall in no event be liable to GTE for any costs whatsoever resulting from the presence of any Environmental Hazard that ATTI did not introduce to the affected Work Location or the Release of any Environmental Hazard that ATTI did not cause at the affected Work Location. GTE shall indemnify, defend (at ATTI's request) and hold harmless ATTI T, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any Environmental Hazard that GTE, its contractors or agents introduce to the Work Locations or (ii) any Environmental Hazard that GTE, its contractors or agents Releases at the Work Locations.

         GTE shall in no event be liable to ATTI for any costs whatsoever resulting from the presence of any Environmental Hazard that GTE did not introduce to the affected Work Location or the Release of any Environmental Hazard that GTE did not cause at the affected Work Location. ATTI shall indemnify, defend (at GTE's request) and hold harmless GTE, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from (i) any Environmental Hazard that ATTI, its contractors or agents introduce to the Work Locations or (ii) any Environmental Hazard that ATTl ,its contractor or agents Release at the Work Locations.

8.2 GTE and ATTI agree to comply with applicable federal, state and local environmental and safety laws and regulations including U.S. Environmental

         Protection Agency (EPA) regulations issued under the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act, Superfund Amendments and Reauthorization Act and the Toxic Substances Control Act and OSHA regulations issued under the Occupational Safety and Health Act of 1970 applicable to their performance under this Agreement. Each Party has the responsibility to notify the other if compliance inspections occur, and/or citations are issued, at Work Locations that impact any aspect of performance under this Agreement or involve potential employee exposure.

8.3 GTE shall provide prompt reasonable notice to ATTI of known and discovered physical hazards or hazardous chemicals at any portion of an affected Work Location which ATTI uses, and ATTI shall provide prompt reasonable notice to GTE of known and discovered physical hazards or hazardous chemicals at any portion of an affected Work Location which ATTI uses. This includes Material Safety Data Sheets (MSDSs), when necessary, for materials existing at, or brought on site to, the affected Work Location by the party with the obligation to notify the other. Each Party is required to provide specific notice for imminent danger conditions which could include, but is not limited to. a defective utility pole or significant petroleum contamination in a manhole.

8.4 ATTI and GTE will make available to each other their respective internal environmental control or safety procedures for review in planning work at a GTE Work Location. These practices/procedures will represent the regular work practices required to be followed by the employees and contractors for safety and environmental protection. ATTI will follow its practices unless for a specific Work Location or emergency procedure, GTE's practice provides a greater degree of safety or environmental control.

8.5 Any materials brought to, stored at, or otherwise remaining at a Work Location belong to the party which brought the materials to, is storing the materials at, or is otherwise causing the materials to remain at the Work Location. Both parties have a duty to cooperate with each other in introducing new hazardous materials or other new environmental hazards at a Work Location to minimize adverse impacts on safety. Each party must demonstrate adequate emergency response capabilities for materials it uses, stores, or causes to remain at the other party's Work Location.

8.6 ATTI agrees to promptly notify GTE of any third-party contamination it discovers at a GTE affected Work Location. Notification obligations to regulatory authorities shall be the responsibility of GTE to evaluate and act upon, unless ATTI is required by applicable law to directly report.

8.7 ATTI agrees to obtain and use its own environmental permits, if necessary for its performance under this Agreement. If GTE's permit or EPA identification number must be used, ATTI must comply with applicable GTE environmental procedures, including environmental "best management practices ("BMP") and/or selection of disposition vendors and disposal sites to the extent provided by GTE. In the event that ATTI must use GTE's vendors for waste disposal, GTE assumes all liability for such materials, and GTE agrees to indemnify ATTI for any and all claims that may arise from such waste disposal.

8.8 ATTI visitors must comply with GTE security, fire safety, safety, environmental and building practices/codes including equivalent employee training when working in GTE Work Locations, to the extent provided by GTE. GTE will, to the extent possible, supply such practices/codes to ATTI prior to ATTI's first entry into the Work Location.

8.9 GTE and ATTI shall coordinate plans or information required to be submitted to government agencies, such as emergency response plans and community reporting if applicable to their performance under this Agreement. If fees are associated with any required filing, GTE and ATTI will develop a cost sharing procedure. GTE and ATTl will determine for each Work Location which party has the lead responsibility for such filings and coordination.

8.10 Activities impacting safety or the environment of a Right of Way must be harmonized with the specific agreement and the relationship between GTE and the private land owner. This may include limitations on equipment access due to environmental conditions (e.g., wetland area with equipment restrictions).

8.11 For the purposes of this Section 8 only, the following terms have the meanings set forth in this subsection 8.11:

         hazardous chemical: Means any chemical which is a health hazard or physical hazard as defined in the U.S. Occupational Safety and Health
         (OSHA) hazard communication standard (29 CFR 1910.1200).

         third party contamination: Environmental pollution that is not generated by the LEC or CLEC but results from off-site activities impacting an affected Work Location.

8.12     SPILL AND RELEASE NOTIFICATIONS

         GTE and ATTI shall promptly notify the other of any spill or release of a Regulated Material at the facility. GTE's obligation under this
         Section is limited to those spills or releases likely to impact the portion of the facility used by ATTI, or any portion of the facility where ATTI personnel are reasonably expected to be present. ATTI shall be responsible for reporting any spill or release of a Regulated Material occurring as part of or in connection with its operations that must be reported to any regulatory authority. ATTI will consult with GTE prior to making such report, unless the time required for prior consultation would preclude ATTI from complying with the applicable reporting requirement.

8.13     MANAGEMENT OF MANHOLE OR VAULT WATER

         When conducting operations in any GTE manhole or vault area, ATTI shall follow the ATTI or GTE practice/procedure that provides the greatest degree of environmental control in evaluating and managing any water present in the manhole or vault area. ATTI shall be responsible for obtaining any permit or other regulatory approval necessary for any of its operations involving the evaluation, collection, discharge, storage, disposal, or other management of water present in a GTE manhole or vault area. GTE shall not be responsible for any costs incurred by ATTI in meeting its obligations under this Section unless GTE placed or otherwise caused materials or substances to be present in the manhole or vault area.

9.       REGULATORY MATTERS

9.1 GTE shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. ATTI shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with its offering of services to ATTI Customers contemplated by this Agreement. ATTI shall reasonably cooperate with GTE in obtaining and maintaining any required approvals for which GTE is responsible, and GTE shall reasonably cooperate with ATTI in obtaining and maintaining any required approvals for which ATTI is responsible.

9.2 Nothing in this Agreement shall be construed to deny either Party the right to file tariffs from time to time in the normal course of business. If GTE files a tariff that changes the price, term or other condition of a retail service offered for resale under Section 24 hereunder, such tariff change shall apply to modify the appropriate price, term or condition of such retail service under this Agreement. In the case of tariff changes affecting other prices, terms or conditions of this Agreement other than retail services offered for resale, the Commission shall determine on a case by case basis whether any such tariff change will apply to modify the relevant price, term or condition of this Agreement.

9.3 If any effective legislative, regulatory, judicial or other legal actions, including a change in Applicable Law, materially affects any material terms of this Agreement, or the ability of ATTI or GTE to perform any material terms of this

         Agreement, ATTI or GTE may, on thirty (30) days written notice (delivered not later than 30 days following the date on which such action has become effective) request that such term(s) be renegotiated, and the parties agree to so negotiate in good faith such mutually acceptable new term(s). If agreement is not achieved within thirty (30) days, either party may request mediation, in which case the parties shall submit to voluntary mediation.

10.      LIABILITY AND INDEMNITY

10.1 LIABILITIES OF AT&T - ATTI's `s liability to GTE during any Contract Year resulting from any and all causes under this Agreement, other than as specified in Sections 7, 8,10.3 and 10.4 below, shall not exceed an amount equal to the amount due and owing by ATTI to GTE under this Agreement during the Contract Year in which such cause accrues or arises.

10.2 LIABILITIES OF GTE - GTE's liability to ATTI during any Contract Year resulting from any and all causes under this Agreement, other than as specified in Sections 7, 8 and 10.4 below, shall not exceed an amount equal to any amounts due and owing by ATTI to GTE under this Agreement during the Contract Year in which such cause accrues or arises.

10.3 NO CONSEQUENTIAL DAMAGES - NEITHER ATTI NOR GTE SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTIES), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY RELEASES THE OTHER PARTY AND SUCH OTHER PARTY'S SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY SUCH CLAIM.

10.4     OBLIGATION TO INDEMNIFY

         Each Party shall, and hereby agrees to, defend at the other's request, indemnify and hold harmless the other Party and each of its officers, directors, employees and agents (each, an "Indemnitee") against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement or any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, "Damages") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party (a "Claim"): (i) based upon injuries or damage to any person or property or the environment arising out of or in connection with this Agreement, that are the result of such Indemnifying Party's actions, breach of Applicable Law, or breach of representations, warranties or covenants made in this Agreement, or the actions, breach of Applicable Law or of this Agreement by its officers, directors, employees, agents and subcontractors, or (ii) for actual or alleged infringement of any patent, copyright, trademark, service mark, trade name, trade dress, trade secret or any other intellectual property right now known or later developed (referred to as "Intellectual Property Rights") to the extent that such claim or action arises from the Indemnifying Party's or the Indemnifying Party's Customer's use of the Network Elements, Ancillary Functions, Combinations, Local Services or other services provided under this Agreement.

10.5 OBLIGATION TO DEFEND; NOTICE; CO-OPERATION - Whenever a Claim shall arise for indemnification under this Agreement, the relevant Indemnitee, as appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Indemnitee of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party. Except as set forth below, such notice to the relevant Indemnitee shall give the Indemnifying Party full authority to defend, adjust, compromise or settle such Claim with respect to which such notice shall have been given, except to the extent that any compromise or settlement shall prejudice the Intellectual Property Rights of the relevant Indemnitees. The Indemnifying Party shall consult with the relevant Indemnitee prior to any compromise or settlement that would affect the Intellectual Property Rights of any Indemnitee, and the relevant Indemnitee shall have the right to refuse such compromise or settlement and at the refusing Party's or refusing Parties' cost, to take over such defense, provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnitee against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnitee shall be entitled to participate with the Indemnifying Party in such defense to the extent the Claim requests equitable relief or other relief that could affect the rights of the Indemnitee and also shall be entitled to employ separate counsel for such defense at such Indemnitee's expense. - In the event the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnitee shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense.

11.      SERVICE PARITY AND STANDARDS

11.1 Notwithstanding anything in this Agreement to the contrary, GTE shall meet any service standard imposed by the FCC or by any state regulatory authority for any Local Services, Unbundled Network Elements, and Ancillary Functions provided by GTE to ATTI for resale.

11.2 GTE shall ensure that the quality of Local Services, network elements and ancillary functions, provided to ATTI are at least equal in quality to that provided by GTE to itself.

11.3 GTE and ATTI agree to implement standards to measure the quality of the Local Services and Unbundled Network Elements supplied by GTE, in particular with respect to pre-ordering, ordering/provisioning, maintenance and billing. These quality standards are described in Attachment 12. In the event of a violation of Quality Standards by either Party, which the Complaining Party alleges constitutes a breach of this Agreement, the Complaining Party may elect, subject to the procedures set forth in Attachment 1, either (1) to seek such money damages as may be available at law; or (2) to claim the penalties specified in Attachment 12, but the Complaining Party may not seek both
         (1) and (2) based on the same alleged breach; provided, however, that nothing in this sentence shall prevent the Complaining Party from seeking equitable relief at the same time that it pursues a claim for money damages or a claim under Attachment 12.

11.4     [Intentionally Left Blank]

11.5 If ATTI requests a standard higher than GTE provides to itself, such request shall be made as a Bona Fide Request pursuant to Attachment 12, and GTE may provide such standard to the extent technically feasible. ATTI shall pay the incremental cost of such higher standard or other measurement of quality.

12.      CUSTOMER CREDIT HISTORY

12.1 ATTI and GTE agree to make available to a designated third-party credit bureau, on a timely basis, such of the following customer payment history information that is available solely from internal business records of the providing Party for each person or entity that applies for local or IntraLATA toll Telecommunications Service(s) from either carrier. Such information shall be provided on the condition that the credit bureau will only make such information available to the carrier to which the person or entity in question has applied for Telecommunication Service.

                       Applicants name;
                       Applicant's address;
                       Applicant's previous phone number; if any; Amount, if any, of unpaid balance in applicant's name; Whether applicant is delinquent on payments; Length of service with prior local or IntraLATA toll provider;

                       Whether applicant had local or IntraLATA toll service terminated or suspended within the last six months with an explanation of the reason therefor; and Whether applicant was required by prior local or IntraLATA toll provider to pay a deposit or make an advance payment, including the amount of each.

         Nothing contained herein shall require either Party to undertake obligations which would subject that Party to requirements or liabilities as a consumer reporting agency under 15 U.S.C. Section 1681 et seq. and its implementing regulations or any similar statute, order or administrative rule of the State.

12.2 COOPERATION ON FRAUD MINIMIZATION - The Parties shall cooperate with one another to investigate, minimize and take corrective action in cases of fraud. The Parties' fraud minimization procedures are to be cost effective and implemented so as not to unreasonably burden or harm one Party as compared to the other. At a minimum, such cooperation shall include, when permitted by law or regulation, providing the other Party, upon reasonable request, information concerning end users who terminate services to that Party without paying all outstanding charges, when that Party is notified that such end user seeks service from the other Party. If required, it shall be the responsibility of the Party seeking the information to secure the end user's permission (in the format required by law) to obtain the information. Although in most circumstances the end user's current telephone number may be retained by the end user when switching local service providers, if an end user has past due charges associated with the account, for which payment arrangements have not been made with one Party, the end user's previous telephone number will not be made available to the other Party until the end user's outstanding balance has been paid.

13.      FORCE MAJEURE

13.1 Except as otherwise specifically provided in this Agreement, neither Party shall be liable for any delay or failure in performance of any part of this Agreement caused by any condition beyond the reasonable control of the

         Party claiming excusable delay or other failure to perform, including acts of the United States of America or any state, territory or political subdivision thereof, acts of God or a public enemy, fires, floods, freight embargoes, earthquakes, volcanic actions, wars, or civil disturbances. If any Force Majeure condition occurs, the Party whose performance fails or is delayed because of such Force Majeure condition shall give prompt notice to the other Party, and upon cessation of such Force Majeure condition, shall give like notice and commence performance hereunder as promptly as reasonably practicable, including implementation of disaster recovery plans.

13.2 Notwithstanding subsection 1, preceding, no delay or other failure to perform shall be excused pursuant to this Section:

         (i) by the acts or omission of a Party's subcontractors, material men, suppliers or other third persons providing products or services to such Party unless such acts or omissions are themselves the product of a Force Majeure condition, and
         (ii) unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

14.      CERTAIN STATE AND LOCAL TAXES

         Any state or local excise, sales, or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party. The collecting Party shall charge and collect from the obligated Party, and the obligated Party agrees to pay to the collecting Party, all applicable taxes, except to the extent that the obligated Party notifies the collecting Party and provides to the collecting Party appropriate documentation that qualifies the obligated Party for a full or partial exemption. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The obligated Party may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest. The collecting Party shall cooperate in any such contest by the other Party, provided that the contesting Party shall pay the reasonable expenses of the collecting Party for any such cooperative activities.

15.      ALTERNATIVE DISPUTE RESOLUTION

         All Disputes arising under this Agreement or the breach hereof, except those arising pursuant to Attachment 6, Connectivity Billing, shall be resolved according to the procedures set forth in Attachment 1. Disputes involving matters subject to the Connectivity Billing provisions contained in Attachment 6, shall be resolved in accordance with the Billing Disputes section of Attachment 6. In no event shall the Parties permit the pendency of a Dispute to disrupt service to any customer of any Party contemplated by this Agreement except in the case of default and termination of this Agreement pursuant to Section 3.4. The foregoing notwithstanding, neither this Section 15 nor Attachment 1 shall be construed to prevent either Party from seeking and obtaining temporary equitable remedies, including temporary restraining orders.

16.      NOTICES

         Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in hard-copy writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or delivered by prepaid overnight express service or certified mail, return receipt requested or by facsimile (followed by a hard copy delivered by U.S. Mail or another method specified herein) to the following (unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact):

         If to ATTI:

         Richard A. Smith
         Chief Operating Officer
         730 Second Avenue South
         Suite 1200
         Minneapolis, MN 55402

         If to GTE:

         Lida Tong
         State Director - External Affairs
         GTE Northwest Incorporated
         1800 41st Street
         MC:    WA0101RA
         Everett, WA 98201
         Facsimile number: 206-261-5262

         and

         Thomas R. Parker, Esq.
         Assistant Vice President and Associate General Counsel
         HQ E03J43
         600 Hidden Ridge Drive

         Irving, TX 75038
         Facsimile Number: 972-718-1250

         Either Party may unilaterally change its designated representative and/or address for the receipt of notices by giving seven (7) days' prior written notice to the other Party in compliance with this Section. Any notice or other communication shall be deemed given when received.

17.      CONFIDENTIALITY AND PROPRIETARY INFORMATION

17.1 For the purposes of this Agreement, "Confidential Information" means confidential or proprietary technical or business information, in written or tangible form, given by the Discloser to the Recipient that is stamped, labeled, or otherwise designated as "Proprietary" or "Confidential" or that contains other words or symbols clearly indicating that the information is intended to be secure from public disclosure. "Confidential Information" also includes information that is intentionally provided or disclosed orally or visually if it is identified as proprietary or confidential when provided or disclosed and is summarized in a writing so marked and delivered within ten (10) days following such disclosure. "Confidential Information" also includes information that is observed or learned by one Party while it is on the premises (including leased collocation space) of the other Party. Notwithstanding the foregoing, all orders for Local Services, Network Elements or Combinations placed by ATTI pursuant to this Agreement, and information that would constitute Customer Proprietary Network Information of ATTI Customers pursuant to the Act and the rules and regulations of the FCC and Recorded Usage Data as described in Attachment 7, whether disclosed by ATTI to GTE or otherwise acquired by GTE in the course of the performance of this Agreement, shall be deemed Confidential Information of ATTI for all purposes under this Agreement whether or not specifically marked or designated as confidential or proprietary.

17.2 For the period set forth in Section 17.6, except as otherwise specified in this Agreement, the Recipient agrees (a) to use it only for the purpose of performing under this Agreement, (b) to hold it in confidence and disclose it to no one other than its employees or agents or consultants having a need to know for the purpose of performing under this Agreement, and (c) to safeguard it from unauthorized use or disclosure with at least the same degree of care with which the Recipient safeguards its own Confidential Information. Any agent or consultant must have executed a written agreement of non-disclosure and non-use comparable in scope to the terms of this Section 17 which agreement shall be enforceable by the Discloser.

17.3 The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement. All such copies shall be subject to the same restrictions and protections as the original and shall bear the same copyright and proprietary rights notices as are contained on the original.

17.4 The Recipient agrees to return to the Discloser all Confidential Information received in tangible form from the Discloser, including any copies made by the Recipient, within thirty (30) days after a written request is delivered to the Recipient, or to destroy or erase all such Confidential Information and certify as to such event, except for Confidential Information that the Recipient reasonably requires to perform its obligations under this Agreement or as otherwise required by applicable law. If either Party loses or makes an unauthorized disclosure of the other Party's Confidential Information, it shall notify such other Party as soon as is reasonably practicable after the loss is discovered and use reasonable efforts to retrieve the lost or wrongfully disclosed information.

17.5     The Recipient shall have no obligation to safeguard Confidential
         Information: (a) which was in the possession of the Recipient free of restriction on use or disclosure prior to its receipt from the Discloser; (b) after it becomes publicly known or available through no breach of this Agreement or other restriction on use or disclosure by the Recipient; (c) after it is rightfully acquired by the Recipient free of restrictions on its use or disclosure; or (d) after it is proven to be independently developed by personnel of the Recipient to whom the Discloser's Confidential Information had not been previously disclosed. In addition, either Party shall have the right to disclose Confidential Information to any mediator, arbitrator, state or federal regulatory body, the Department of Justice or any court in the conduct of any mediation, arbitration or approval of this Agreement subject to the requirements concerning notice and other measures specified in the last sentence of this Subsection. Additionally, the Recipient may disclose Confidential Information if so required by law, a court of competent jurisdiction, or governmental or administrative agency, so long as the Discloser has been notified of the requirement promptly after the Recipient becomes aware of the requirement, but prior to such disclosure and so long as the Recipient undertakes all lawful measures to avoid disclosing such information until Discloser has had reasonable time to seek a protective order and Discloser complies with any protective order that covers the Confidential Information to be disclosed.

17.6 Each Party's obligations with respect to Confidential Information disclosed prior to expiration or termination of this Agreement shall expire three (3) years from the date of receipt of the initial disclosure, regardless of any termination of this Agreement prior to such expiration date; provided that the duties with respect to Confidential Information that is software, protocols and interfaces shall expire fifteen (15) years from the date of the initial disclosure.

17.7 Except as otherwise expressly provided elsewhere in this Agreement, no license is hereby granted under any patent, trademark, copyright or other Intellectual Property Right, nor is any such license implied, solely by virtue of the disclosure of any Confidential Information.

17.8 Each Party agrees that the Discloser would be irreparably injured by a breach of this Agreement by the Recipient or its representatives and that the Discloser shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Section 17. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 17, but shall be in addition to all other remedies available at law or in equity.

18.      BRANDING

18.1 ATTI may, at its option, use the Network Elements, Combinations and Local Services provided in accordance with this Agreement to provide to its customers services branded as ATTI. Except as otherwise provided in this Agreement or specified in a separate writing by ATTI, ATTI shall provide the exclusive interface to ATTI Customers in connection with the marketing or offering of ATTI services. When a GTE technical representative goes to a customer premise on behalf of ATTI, in the event the representative has contact with the customer, the representative will indicate to the customer that he or she works for GTE but is at the customer premise on behalf of ATTI regarding ATTI service. If the customer is not at the premise at the time that the technical representative is at the premise, GTE agrees to deliver generic material or documents to the customer, and the representative will write ATTI's name on the document or material left for the customer. GTE personnel acting on behalf of ATTI will not discuss, provide, or leave information or material relative to GTE's services and products.

18.2 Operator Services and Directory Assistance provided by GTE to ATTI local service customers under this Agreement will be branded exclusively as ATTI services, where technically feasible. GTE will perform the necessary software upgrades to allow for rebranding of its Operator Services and Directory Assistance in ATTI's name on a switch by switch basis, subject to capability and capacity limitations; until those upgrades have been completed, GTE will provide rebranded services through alternate means to the extent technically feasible. Where it is not technically feasible for GTE to provide Operator Services and Directory Assistance as rebranded services, then GTE will provide such services without any branding, if allowed by state laws and regulations. Live operators handling Operator Services and Directory

         Assistance calls from ATTI local service customers will identify themselves as ATTI operators: where such rebranding is not technically feasible, live operator response will be provided on an unbranded basis.

19.      DIRECTORY LISTINGS AND DIRECTORY DISTRIBUTION

         GTE shall offer the following to AT&T:

19.1 DIRECTORY LISTINGS (WHITE PAGES) - A basic listing for each ATTI Customer shall be included in the GTE white pages directory for such ATTI Customer's specific geographic area at no charge to ATTI or ATTI's Customers. Where an ATTI Customer has two numbers for a line due to the implementation of interim Local Number Portability, the second number shall be considered part of the White pages basic listing. Other listings that are made available to GTE Customers (e.g. additional listings, non-published status, foreign listings, etc.,) will be made available to ATTI Customers on the same rates, terms and conditions as available to GTE Customers. ATTI Customer Government listings will be listed in the same manner as GTE Customer Government listings.

19.2 DIRECTORY LISTINGS (YELLOW PAGES) GTE will provide ATTI Customers with the same yellow page services on the same terms and conditions as those provided to GTE Customers. GTE will provide each ATTI Customer within the geographical area covered by the yellow pages directory a basic listing in GTE "yellow pages" under the classified heading that most accurately reflects the primary nature of the ATTI Customer's business at no charge to ATTI or ATTI Customers for this listing. GTE will supply ATTI with a list of authorized classified headings and will notify ATTI of any changes to such headings. ATTI agrees to supply GTE, on a regularly scheduled basis and in the format mutually agreed between ATTI and GTE, with a classified heading assignment for each ATTI Customer who wishes to receive this listing. GTE shall provide ATTI with monthly schedules (for a rolling twelve (12) month period) for Yellow Pages publications in the State.

19.3 LISTING INFORMATION - ATTI agrees to supply GTE, on a regularly scheduled basis and in the format mutually agreed between ATTI and GTE, all listing information for ATTI Customers who wish to be listed in the white or yellow pages of the GTE published directory for that subscriber area. Listing information will consist of names, addresses (including city and ZIP code where provided in that directory) and telephone numbers. GTE shall employ the listing information for the production of GTE-published white and yellow page directories. Listing inclusion in a given directory will be in accordance with directory configuration, scope and schedules established by GTE which are applicable to all GTE entities. GTE shall obtain ATTI' prior written approval for the use of ATTl Customers' listings for any other purpose. GTE will not sell or license, nor allow any third party, the use of ATTI subscriber listing and GTE will not disclose non-listed name or address information for any purpose without the prior written consent of ATTI, which shall not be unreasonably withheld. GTE will charge ATTI a reasonable service bureau extraction fee for all third party translations and ATTI will be free to establish its own fees for direct billing the third parties.

19.4 DIRECTORY DISTRIBUTION - Initial directories will be provided to ATTI Customers for each ATTI Customer's specific geographic region on the same basis as GTE Customers within the same directory area. More specifically, GTE will not charge ATTI or ATTI Customers for annual distribution of directories. GTE will provide secondary distributions of directories (e.g. a new customer, requests for additional copies) to ATTI Customers at the same price that GTE is charged for secondary distribution by GTE Directories. ATTI shall pay GTE Directories for such secondary distributions based on GTE's agreement that the secondary distribution costs will be excluded from GTE's cost studies and resulting avoided cost discounts and prices for unbundled elements. Timing of such delivery and the determination of which Telephone Directories shall be delivered (by customer address, NPA/NXX or other criteria), and the number of Telephone Directories to be provided per customer, shall be provided under the same terms that GTE delivers Telephone Directories to GTE Customers. ATTI will supply GTE in a timely manner with all required subscriber mailing information, including non-listed and non-published subscriber mailing information, to enable GTE to perform its distribution responsibilities.

19.5 CRITICAL CUSTOMER CONTACT INFORMATION - GTE will list in the information pages of its directories at no charge to ATTI, ATTI's critical customer contact information for business and residential customers regarding emergency services, billing, sales and service information, repair service and ATTI's logo. GTE shall list Competitive Local Exchange Carrier critical customer contact information on an alphabetical basis.

19.6 GTE shall also include, in the customer call guide page(s) of each Telephone Directory, up to four full pages of consolidated space for the inclusion of information about ATTI products and services, including addresses and telephone numbers for AT&T customer service. The form and content of such customer information shall be provided by ATTI to GTE and shall be subject to GTE review and approval, which approval shall not be unreasonably withheld. ATTI agrees to pay a price per page to be determined by GTE Directories, provided that such price shall be nondiscriminatory to GTE and ATTI.

19.7 GTE shall, at no charge to ATTI, make available recycling services for Telephone Directories to ATTI Customers under the same terms and conditions that GTE makes such services available to its own local service customers.

19.8 Notwithstanding anything to the contrary contained herein, GTE may terminate this Section 19 as to a specific GTE exchange in the event that GTE sells or otherwise transfers the exchange to an entity other than a GTE Affiliate. GTE shall provide ATTI with at least ninety (90) days' prior written notice of such termination, which shall be effective on the date specified in the notice. Notwithstanding termination as to a specific exchange, this Section 19 shall remain in full force and effect in the remaining exchanges.

19.9 Notwithstanding the termination of this Section 19, the Parties' obligations with respect to any directories whose annual publication cycle has begun prior to the effective date of termination shall survive such termination. For example, if a Party terminates this
         Section 19 effective as of June 30, 1997, the Parties' survival obligations shall apply as follows:

            Exchange                       Beginning of                       Expiration of Obligations
                                           Publication Cycle

            1                              January 1,1997                     December 31, 1997
            2                              June 1,1997                        May 31,1998
            3                              August 1,1997                      June 30, 1997

         a publication cycle begins the day following the listing activity close date for the current year's publication.

19.10 Directory Listing criteria shall be specified by GTE. GTE shall provide any changes to its Directory Listing Criteria thirty (30) days in advance of such changes becoming effective. The Directory Listing criteria shall include:

19.10.1  Classified heading information

19.10.2 Rules for White Pages and Yellow Pages listings (e.g., eligibility for free Yellow Pages listing, space restrictions, unlisted and unpublished listings, abbreviated listings, foreign listings, and heading requirements);

19.10.3 Identification of Enhanced White Pages and Enhanced Yellow Pages listings available;

19.10.4  Publication schedules for White Pages and Yellow Pages;

19.10.5 Identification of which Telephone Directories are provided to which customers by customer address, NPA/NXX or other criteria;

19.10.6  Telephone Directory delivery schedules;

19.10.7 Restrictions, if any, on number of Telephone Directories provided at no charge to customer;

19.10.8 Processes and terms and conditions for obtaining foreign Telephone Directories from GTE; and

19.10.9 Geographic coverage areas of each Telephone (by municipality and NPA/NXX).

20.      DIRECTORY ASSISTANCE LISTING INFORMATION

20.1 GTE shall include in its directory assistance database all directory assistance listing information, which consists of name and address ("DA Listing Information") for all ATTI Customers, including those with nonpublished and unlisted numbers, at no charge to ATTI.

         GTE shall provide to ATTI, at ATTI's request, for purposes of ATTI providing ATTI-branded directory assistance services to its local customers, within thirty (30) days after the Effective Date, all published GTE DA Listing Information via magnetic tape delivered within twenty-four (24) hours of preparation, at a the rate specified in Attachment 14. Changes to the DA Listing Information shall be updated on a daily basis through the same means used to transmit the initial list. DA Listing Information provided shall indicate whether the customer is a residence or business customer.

20.2 Neither Party will release, sell, or license DA Listing Information that includes the other Party's end user information to third parties without the other Party's approval. The other Party shall inform the releasing Party if it desires to have the releasing Party provide the other Party's DA Listing Information to the third party, in which case, the releasing Party shall provide the other Party's DA Listing Information at the same time as the releasing Party provides the releasing Party's DA Listing Information to the third party. The rate to be paid by the releasing Party to the other Party for such sales shall be negotiated on a case-by-case basis.

21.      BUSY LINE VERIFICATION AND BUSY LINE VERIFICATION INTERRUPT

         Prior to the exchange of traffic under this Agreement, each Party shall establish procedures whereby its operator bureau will coordinate with the operator bureau of the other Party to provide Busy Line Verification ("BLV") and Busy Line Verification Interrupt ("BLVI") services on calls between their respective end users. Each Party shall route BLV and BLVI inquiries over separate inward operator services trunks. Each Party's operator assistance bureau will only verify and/or interrupt the call and will not complete the call of the end-user initiating the BLV or BLVI. Each Party shall charge the other for the BLV and BLVI services on a bill-and-keep basis.

22.      NUMBER ASSIGNMENT

22.1 GTE shall allocate Central Office Codes, i.e. NXXs, in a neutral manner at parity with itself in those LATAs where GTE is the number administrator. GTE shall not charge a fee for the allocation of NXXs to AT&T for any costs including, but not limited to, programming expenses incurred by GTE in their role as number administrator; provided, however, that when responsibility for number assignment is transferred to a neutral third party, GTE shall charge a fee for such services to recover costs incurred that is consistent with the applicable rules and regulations for such.

22.2 GTE shall process all ATTI NXX requests in a timely manner as per the ICCF Code Assignment Guidelines and will provide numbers in any NPA/NXX associated with a terminating line within the boundaries of an LSO, in those LATAs where GTE is the number administrator.

22.3 GTE, during the interim period, will maintain its current process of notifying public utility commissions and state regulatory bodies of plans for NPA splits and code relief.

22.4 GTE shall treat as confidential, and solely for use in its role as Code Administrator and for no other purpose, any and all information received from ATTI regarding NPA/NXX forecasts. This information shall be used only for the purposes of code administration, e.g. NPA code relief studies.

22.5 GTE shall participate in the transition of its code administration responsibilities to a neutral third party and will notify ATTI if there are not sufficient numbers to meet the forecasted requirements of ATTI.

22.6 GTE shall provide ATTI with a file, or files, containing a street address/LSO cross reference indicating which LSO serves the cross referenced street address.

23.      MISCELLANEOUS

23.1 DELEGATION OR ASSIGNMENT - Any assignment by either Party of any right, obligation, or duty, in whole or in part, or of any interest, without the written consent of the other Party shall be void, except that either Party may assign all of its rights, and delegate its obligations, liabilities and duties under this Agreement, either in whole or in part, to any entity that is, or that was, an Affiliate of that Party without consent, but with written notification, provided that in the case of ATTI, such Affiliate is a certified provider of local dial-tone service in the State to the extent such State requires such certification. The effectiveness of an assignment shall be conditioned upon the assignee's assumption of the rights, obligations, and duties of the assigning Party.

23.2 SUBCONTRACTING - GTE may subcontract the performance of any obligation under this Agreement without the prior written consent of ATTI, provided that GTE shall remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through subcontractors, and GTE shall be solely responsible for payments due its subcontractors. No contract, subcontract or other Agreement entered into by either Party with any third party in connection with the provision of Local Services or Network Elements hereunder shall provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party to this Agreement with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor shall be deemed a third party beneficiary for any purposes under this Agreement.

23.3     [Intentionally deleted].

23.4 BINDING EFFECT - This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

23.5 NONEXCLUSIVE REMEDIES - Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

23.6     NO THIRD-PARTY BENEFICIARIES - Except as specifically set forth in
         Section 10.4 and 10.5, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

23.7 REFERENCED DOCUMENTS - Whenever any provision of this Agreement refers to A technical reference, technical publication, ATTI Practice, GTE Practice, any publication of telecommunications industry administrative or technical standards, or any other document expressly incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of such document that is in effect at the time of the execution of this Agreement, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, ATTI Practice, GTE Practice, or publication of industry standards.

23.8 REGULATORY AGENCY CONTROL - This Agreement shall at all times be subject to changes, modifications, orders, and rulings by the FCC and/or the applicable state utility regulatory commission to the extent the substance of this Agreement is or becomes subject to the jurisdiction of such agency. This Agreement is subject to approval of the Commission in accordance with Section 252 of the Act. This Agreement shall not become effective until five

          (5) Business Days after receipt by the Parties of written notice of such approval. "Business Day" shall mean Monday through Friday, except for holidays on which the U. S. Mail is not delivered.

23.9      [Intentionally deleted].

23.10 PUBLICITY AND ADVERTISING - Any news release, public announcement, advertising, or any form of publicity pertaining to this Agreement, or the provision of Local Services, Unbundled Network Elements, Ancillary Functions or Interconnection Services pursuant to it, or association of the Parties with respect to provision of the services described in this Agreement shall be subject to prior written approval of both GTE And ATTI. Neither Party shall publish or use any advertising, sales promotions or other publicity materials that use the other Party's logo, trademarks or service marks without the prior written approval of the other Party.

23.11 AMENDMENTS OR WAIVERS - Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by an officer of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. By entering into this Agreement, neither Party waives any right granted to it pursuant to the Act.

23.12 SEVERABILITY - If any term, condition or provision of this Agreement is held by a governmental body of competent jurisdiction to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement. The Agreement shall be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly.

23.13 ENTIRE AGREEMENT - This Agreement, which shall include the Attachments, Appendices and other documents referenced herein, constitutes the entire Agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein.

23.14 SURVIVAL OF OBLIGATIONS - Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement; any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

23.15     [Intentionally deleted].

23.16 HEADINGS OF NO FORCE OR EFFECT - The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

23.17 TRADEMARKS AND TRADE NAMES - Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest, or imply any right, license or authority for one Party to use the name, trademarks, service marks, or trade names of the other Party for any purpose whatsoever.

23.18 NOTICE OF NETWORK AND TECHNOLOGY CHANGES - GTE shall establish quarterly reviews of network and technologies plans. GTE shall notify ATTI at least six (6) months in advance of changes that would impact ATTI's provision of service.

23.19     TECHNICAL REFERENCES -

23.19.1 The technical references cited throughout this Agreement shall apply unless GTE shall offer, within ninety (90) days following Commission approval of this Agreement, GTE's proposed substitute technical references, for consideration and review by subject matter experts designated, respectively, by ATTI and GTE. Within ten (10) business days following ATTI's receipt of true and complete copies of GTE's proposed substitute technical references, ATTI and GTE subject matter experts shall meet in person or via teleconference to review the substitute reference(s) with a view toward achieving agreement on the suitability of such references for implementation and incorporation into this Agreement. The subject matter experts may agree to implement and incorporate, to modify or supplement, or to replace any such substitute technical reference proposed by GTE. Where they so agree, the resulting substitute technical reference shall be implemented and incorporated forthwith, by formal amendment in writing, into this Agreement. Where they disagree with respect to the suitability or adequacy of any such proposed substitute technical reference, the GTE-proposed substitute technical reference shall be incorporated into this Agreement at the conclusion of the ten business day period cited above, by formal amendment in writing, subject to ATTI's right to pursue the dispute and the implementation of more suitable technical references through the ADR procedures set forth in Attachment I to this Agreement. ATTI may initiate such ADR procedures within sixty
          (60) days following the incorporation of the challenged technical reference into this Agreement.

23.19.2 The parties recognize the possibility that some equipment vendors may manufacture telecommunications equipment that does not fully incorporate or may deviate from the technical references contained in this Agreement. To the extent that, due to the manner in which individual manufacturers may have chosen to implement industry standards into the design of their product, or due to the differing vintages of these individual facility components and the presence of embedded technologies that pre-date certain technical references, some of the individual facility components deployed with GTE's network may not adhere to the technical references, then, within forty-five (45) days after the Effective Date of this Agreement:

                    (a) the Parties will develop processes by which GTE will inform ATTI of any such deviations from technical standards for Network Elements or Combinations ordered by ATTI;

                    (b) the Parties will develop further processes and procedures designed, upon notice of such deviations from technical standards, to address the treatment of GTE and ATTI customers at parity; and

                    (c) the parties will take such other mutually agreed upon actions as shall be appropriate in the circumstances.

23.20 Any figures and/or schematics used throughout this Agreement, including, but not limited to, the figures and/or schematics used in Attachment 2 to this Agreement, are for the convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

                          PART I LOCAL SERVICES RESALE

24.       TELECOMMUNICATIONS SERVICES PROVIDED FOR RESALE

          Upon request by ATTI in accordance with Section 25.1 and subject to the restrictions contained in Section 25.3 hereunder, GTE shall make available to ATTI at the applicable rate set forth in Attachment 14, any Telecommunications Service that GTE currently offers or may hereafter offer at retail to subscribers that are not telecommunications carriers. Such Telecommunications Services provided by GTE pursuant to this Section are collectively referred to as "Local Services.

25.       GENERAL TERMS AND CONDITIONS FOR RESALE

25.1      ORDERING

25.1.1 Orders for resale of Local Services will be placed utilizing a standard Local Service Request ("LSR") form. A complete and accurate LSR must be provided by ATTI before a request can be processed; provided, however, that immaterial deviations or omissions in the LSR will not prevent an order from being processed. Each Party shall transfer the customer's service features and functionalities "as is" to the other Party when requested by a customer. For purposes of this
          Section 25, an "as is transfer" is the transfer of all the telecommunications services and features available for resale that are currently being provided for the specified account without the requirement of a specific enumeration of the services and features on the LSR.

25.1.2 A Letter of Authorization ("LOA") will be required before Local Services will be provided for resale to a subscriber that currently receives local exchange service from GTE or from a local service provider other that ATTI. Such LOA may be a blanket letter of authorization (Blanket LOA) or such other form as agreed upon by ATTI and GTE. When a Blanket LOA has been provided by ATTI, GTE shall not require an additional disconnect order, LOA or other writing from a customer, or another LEC, in order to process an order for Local Service. Each Party will provide the capability for customers to retain their current phone number in the event that they change local service providers to the extent technically feasible, allowing them to retain all existing features and functionalities.

25.1.3 GTE shall include an ATTI Customer's listing in its Directory Assistance database as part of the Local Service Request ("LSR") process. GTE will honor ATTI Customer's preferences for listing status, including non-published and unlisted, as noted on the LSR and will enter the listing in the GTE database which is used to perform Directory Assistance functions as it appears on the LSR.

25.1.4 GTE shall accept requests for a change in the primary interexchange carrier of a local exchange customer of ATTI only from ATTl.

25.2      PRICING

          The prices to be charged to ATTI for Local Services under this Agreement are set forth in Part V of this Agreement.

25.3      RESTRICTIONS ON RESALE

          To the extent consistent with the applicable rules and regulations of the FCC and the Commission, ATTI may resell all GTE Local Services as defined in GTE's tariffs. The following restrictions shall apply to the resale of Local Services, as described in Section 24 of this Agreement by ATTI: (i) ATTI shall not resell residential services to business customers; (ii) GTE shall not be required to offer at a wholesale discount to ATTI any GTE promotional offering that is made available to any GTE customer for a period of ninety (90) days or less; (iii) and GTE shall not be required to provide to ATTI for resale any retail service which a telecommunications carrier is by law required to provide as a social benefit to a specially designated class of customer. ATTI shall determine whether its customers qualify for any such social programs and shall bear the costs associated with the provision of such programs.

25.4      [Intentionally deleted]

25.5      DIALING AND SERVICE PARITY

25.5.1 GTE will provide the same dialing parity to ATTI Customers as similarly-situated GTE Customers, such that, for all call types, an ATTI Customer is not required to dial any greater number of digits than a similarly-situated GTE Customer; provided however with respect to intra-LATA dialing, GTE shall provide dialing parity to ATTI customers in the State in accordance with the provisions and schedule established by the Commission.

25.5.2 GTE will provide service levels for Local Services for resale that are equal to service levels for similarly-situated GTE Customers, such that there is no loss of features or functionalities including, but not limited to: same dial tone and ringing; same capability for either dial pulse or touch tone recognition; flat and measured services; speech recognition as available; same extended local free calling area; 1+ IntraLATA toll calling; InterLATA toll calling and international calling; 500, 700, 800, 900, 976 and Dial Around (10xxx) Services; restricted collect and third number billing; all available speeds of analogue and digital private lines; off-premise extensions; CENTRANET and ISDN.

25.6      CHANGES IN RETAIL SERVICE

          GTE will notify ATTI of proposed new retail services or modifications to existing retail services forty-five (45) days prior to the expected date of regulatory approval of the new or modified services. If new services or modifications are introduced with less than forty-five
          (45) days notice to the regulatory authority, GTE will notify ATTI at the same time it determines to introduce the new or modified service. With respect to changes in prices for existing retail services or related resale rates, GTE will notify ATTI at the same time as GTE begins internal implementation efforts (i.e., at least at the time that GTE's Product Management Committee is notified of the proposed change) or obtains internal approval to make the price change, whichever is sooner.

26.       REQUIREMENTS FOR SPECIFIC SERVICES

26.1      [Intentionally deleted]

26.2      CLASS/LASS and Custom Features Requirements

          ATTI may purchase the entire set of CLASS/LASS and Custom features and functions, or a subset of any one or any combination of such features, on a customer-specific basis, without restriction on the minimum or maximum number of lines or features that may be purchased for any one level of service, provided such CLASS/LASS and Custom features are available to GTE Customers served by the same GTE Central Office. GTE shall provide to ATTI a list of CLASS/LASS and Custom features and functions within ten (10) business days of the Effective Date and shall provide updates to such list when new features and functions become available. GTE shall provide to ATTI a list of all services, features, and products including a definition of the service (by specific reference to the appropriate tariff sections) and how such services interact with each other. GTE shall provide features and services by street address guide and by switch. All features shall be at least at parity with the GTE service offering.

26.3      This Section intentionally left blank.

26.4      INTERCEPT AND TRANSFER SERVICE

          GTE shall provide intercept and transfer service to ATTI for ATTI Customers on the same basis and for the same length of time as such service is available to similarly-situated GTE Customers. To that end, when an end-user customer transfers service from GTE to ATTI , or from ATTI to GTE, and does not retain its original telephone number, the Party formerly providing service to the end user will provide, upon request, a referral announcement on the original telephone number. The announcement will provide the new number of the customer.

26.5      E911/911 SERVICES

          GTE shall provide to ATTI, for ATTI Customers, E911/911 call routing to the appropriate PSAP. ATTI shall provide ATTI Customer information to GTE, and GTE shall validate and provide ATTI Customer information to the PSAP. GTE shall use its service order process to update and maintain, on the same schedule that it uses for its end users, the ATTI Customer service information -in the ALI/DMS (Automatic Location Identification/Location Information Database Management System) used to support E911/911 services, pursuant National Emergency Number Agency (NENA) standards. ATTI shall have the right to verify the accuracy of the information regarding ATTI Customers in the ALI database.

26.6      TELEPHONE RELAY SERVICE

          GTE will provide the following information to ATTI at no additional charge: (i) information concerning a customer's qualification for Telephone Relay Service (TRS) on the Customer Service Record (CSR) when that customer chooses ATTI for local service; and (ii) all usage billing information which GTE receives from a provider of TRS for TRS usage by an ATTI Customer.

26.7      VOICE MAIL RELATED SERVICES

          Nothing in this Agreement shall limit the right of ATTI to purchase features capabilities of voice mail services in accordance with GTE's tariffs. In addition, nothing in this Agreement shall limit the right of ATTI to combine features capabilities of voice mail services purchased in accordance with GTE's tariffs with any Local Services purchased for resale in accordance with this Agreement.

26.8      VOLUNTARY FEDERAL CUSTOMER FINANCIAL ASSISTANCE PROGRAMS

          Local Services provided to low-income subscribers, pursuant to requirements established by the appropriate state or federal regulatory body, include programs such as Voluntary Federal Customer Financial Assistance Programs, such as Lifeline, and Link-up America (collectively referred to as "Voluntary Federal Customer Financial Assistance Programs") and Directory Assistance - Exempt. When a GTE Customer eligible for these services chooses to obtain Local Service from ATTI , GTE shall forward to ATTI on the Customer Service Record information regarding such customer's eligibility to participate in such programs. If GTE under the applicable laws of the State cannot provide the CSR to ATTI, GTE shall otherwise inform ATTI of such customer's eligibility.

27.       ADVANCED INTELLIGENT NETWORK

27.1      GTE will provide ATTI access to the GTE Service Creation Environment
          (SCE) to design, create, test, deploy and provision AIN-based features, equivalent to the access GTE provides to itself, providing that security arrangements can be made. ATTI requests to use the GTE SCE will be subject to request, review and testing procedures to be agreed upon by the parties.

27.2 When ATTI utilizes GTE's Local Switching network element and requests GTE to provision such network element with a technically feasible AIN trigger, GTE will provide access to the appropriate AIN Call Related Database for the purpose of invoking either a GTE AIN feature or an ATTI developed AIN feature described in 27.1, above.

27.3 When ATTI utilizes its own local switch, GTE will provide access to the appropriate AIN Call Related Database for the purpose of invoking either a GTE AIN feature or an ATTI developed AIN feature described in 27.1, above.

27.4 Any mediation to GTE's AIN database will be performed on a competitively neutral, nondiscriminatory basis. Any network management controls found necessary to protect the SCP from an overload condition must be applied on a nondiscriminatory basis for all users of that database, including GTE. GTE and ATTI agree that any load mediation will affect all links to the STP, including GTE's, in a like manner. ATTI will provide the information necessary to ensure that GTE is able to engineer sufficient capacity on the AIN SOP platform.

28.       ROUTING TO DIRECTORY ASSISTANCE AND OPERATOR SERVICES

28.1 Where ATTI purchases either Local Services or Local Switching as an Unbundled Element, unless ATTI requests otherwise, GTE will, where technically feasible, provide the functionality and features required to modify the ATTI Customer's line at GTE's local switch (LS) to route all calls to the ATTI Network for local Directory Assistance and the ATTI Platform for Operator Services.

28.2      DIRECTORY ASSISTANCE

          Upon ATTI's request, and where technically feasible GTE shall route local Directory Assistance calls, including 411 and (NPA) 555-1212, dialed by ATTI Customers directly to the ATTI platform, unless ATTI requests otherwise pursuant to Section 28.7.2.

28.3      OPERATOR SERVICES

          Upon ATTI's request, and where technically feasible, GTE shall route local Operator Services calls (0+, 0-) dialed by ATTI Customers directly to the ATTI Local Operator Services platform, unless ATTI requests otherwise pursuant to Section 28.7.1. Such traffic shall be routed over trunk groups specified by ATTI which connect GTE end offices and the ATTI Local Operator Services platform, using standard Operator Services dialing protocols of 0+ or 0-. Where intraLATA presubscription is not available, GTE will provide the functionality and features within its local switch (LS), to route ATTI Customer dialed 0- and 0+ intraLATA calls to the ATTI T designated line or trunk on the Main Distributing Frame (MDF) or Digital Cross Connect
          (DSX) panel via Modified Operator Services (MOS) Feature Group C signaling. Where intraLATA presubscription is available, ATTI Customer dialed 0- and 0+ intraLATA calls will be routed to the intraLATA PlC carrier's designated operator services platform. In all cases, GTE will provide post-dial delay no greater than that provided by GTE for its end user customers. For switches lacking the existing capacity and capability to provide the customized rerouting described in this
          Section 28, GTE shall develop alternative forms of customized routing.

28.4      REPAIR CALLS

          In the event an ATTI Customer calls GTE with a request for repairs, GTE shall provide the ATTI Customer with ATTI's repair 800-telephone number. ATTI agrees to provide GTE with ATTI's repair 800-telephone numbers.

          In the event a GTE Customer calls ATTI with a request for repairs, ATTI shall provide the GTE Customer with GTE's repair 800-telephone number. GTE agrees to provide ATTI with GTE's repair 800-telephone number.

28.5      NON-DISCRIMINATORY TREATMENT

          All direct routing capabilities described herein shall permit ATTI Customers to dial the same telephone numbers for ATTI Directory Assistance, Local Operator and the same number of digits for Repair Services that similarly-situated GTE Customers dial for reaching equivalent GTE services. ATTI and GTE will use 800/888 numbers where necessary to achieve this result.

28.6      EMERGENCY CALLS

          Within thirty (30) days of ATTI's request, GTE shall provide to ATTI the emergency public agency (e.g., police, fire, ambulance) telephone numbers linked to each NPA-NXX. Such data will be transmitted in a mutually agreeable format.

28.7      OPTIONAL ROUTING

28.7.1 Operator Services: ATTI may request GTE to route ATTI Customers to GTE Operator Services. In this case, the requirements for GTE-provided Operator Services as part of the Total Services Resale service shall be those requirements specified in Attachment 2, "Unbundled Elements",
          Section 5.1 "Operator Services."

28.7.2 Directory Assistance: ATTI T may request GTE to route ATTI Customers to GTE's Directory Assistance. In this case, the requirements for GTE-provided Directory Assistance Services as part of the Total Services Resale service shall be those requirements specified in Attachment 2, "Unbundled Elements", Section 6, "Directory Services."

28.8      LINE INFORMATION DATABASE UPDATES

          GTE shall update and maintain ATTI Customer information in the GTE Line Information Database ("LIDB") in the same manner and on the same schedule that it maintains information in LIDB for GTE Customers.

28.9      TELEPHONE LINE NUMBER CALLING CARDS

          Upon request by an ATTI Customer or by ATTI on behalf of an ATTI Customer, and effective as of the date of an end user's subscription to ATTI service (or such later date as such request is received), GTE will remove any GTE-assigned telephone line calling card number (including area code) ("TLN") from GTE's LIDB. ATTI may issue a new telephone calling card to such customer, utilizing the same TLN, and ATTI shall have the right to enter such TLN in ATTI's LIDB for calling card validation purposes.

28.10     END OFFICE FEATURES

          GTE shall provide the following end-office features in those end offices in which such features are available to GTE Customers: CLASS features; Repeat Dial Capability; Multi-line Hunting; and trunk connectivity to private branch exchange switches (PBX's) and Direct Inward Dialed Services and all other end-office features that GTE makes available to GTE Customers.

28.11     CALL BLOCKING

          Upon ATTI's `s request and when available to similarly-situated GTE Customers, GTE will provide blocking on a line by line basis of an ATTI Customer's access to any or all of the following call types:
          900/976; bill to third and collect; and such other call types for which GTE provides blocking to similarly situated GTE Customers.

28.12     LAW ENFORCEMENT AND SERVICE ANNOYANCE

          Not later than forty-five (45) business days after the Effective Date, GTE and ATTI will begin the process of developing procedures to handle requests from law enforcement agencies for service termination, wire taps and provisions of Customer Usage Data pursuant to a lawful process as well as procedures to handle ATTI Customer complaints concerning harassing or annoying calls. Such procedures will include, but not be limited to, a process for ATTI to interface with GTE regarding law enforcement and service annoyance issues on a 24 hour per day, 7 days a week basis and otherwise on the same basis as GTE provides access for its own customers.

29.       SERVICE SUPPORT FUNCTIONS

29.1      ELECTRONIC INTERFACE

29.1.1 Until such time as GTE and ATTI are able to fully implement electronic interfaces ("El"), GTE and ATTI agree to use interim processes for Pre-Ordering, Ordering, Provisioning, Maintenance, Repair and Billing.

29.1.1.1 The schedule for implementing an interim electronic interface shall be subject to the memorandum of understanding ("MOU") relating to electronic interfaces negotiated by GTE and AT&T under the direction of the California Commission in connection with the decision in 96-07-022.

29.1.2 In accordance with the schedule set out in the MOU, GTE shall provide a Real Time electronic interface ("El") for sending and receiving information on demand for Pre-Ordering, for Ordering/Provisioning data and materials (e.g., access to Street Address Guide ("SAG") and Telephone Number Assignment database), and for scheduling service delivery. GTE shall provide an electronic interface ("El") for sending and receiving information on agreed, pre-defined schedules ("batch communications") for reports and Billing. These interfaces shall be administered through a national ordering platform that will serve as a single point of contact for the transmission of such data from ATTI to GTE, and from GTE to ATTI.

29.1.3 No later than six (6) months after the Effective Date of this Agreement, GTE will: (i) establish the national gateway standards to be used by ATTI and all other carriers connecting to GTE's Operations Support Systems ("OSS"); and (ii) establish the date by which GTE will provide permanent national gateway access to its OSS. GTE will provide this permanent national gateway access at the earliest practical date but in no case later than twelve (12) months after the Effective Date of this Agreement, which shall include ensuring that all interfaces are operational and end-to-end testing has been successfully completed.

29.1.4    [DELETED]

29.1.5 The Parties agree that the principles outlined in Attachment 13 and related time schedules will be used as a starting point for the development of the permanent national gateway.

29.1.6 GTE shall provide the same information, of the same quality and within the same time frames for Pre-Ordering, Ordering/Provisioning, Maintenance! Repairs and Billing to ATTI as GTE provides to itself. The Parties recognize that GTE is not required to establish new systems or processes in order to provide information to ATTI which GTE does not provide to itself.

29.1.7 GTE shall recover its costs of creating the permanent OSS gateway and any interim interfaces in a competitively neutral manner.

29.2      SERVICE STANDARDS

29.2.1 GTE shall ensure that all Service Support Functions used to provision Local Service to ATTI for resale are provided at a quality level which GTE is required to meet by its own internal procedures or by law, or is actually meeting, in providing Local Service to itself, to its end users or to its affiliates.

29.2.2 Not later than twenty (20) business days after the Effective Date of this Agreement, GTE and TATTI shall begin the process of developing mutually agreed-upon escalation and expedite procedures to be employed at any point in the Local Service Pre-Ordering, Ordering/Provisioning, Testing, Maintenance, Billing and Customer Usage Data transfer processes to facilitate rapid and timely resolution of Disputes.

29.3      POINT OF CONTACT FOR THE AT&T CUSTOMER

29.3.1 Except as otherwise provided in this Agreement or as directed by ATTI, ATTI shall be the single and sole point of contact for all ATTI Customers with respect to ATTI Local Services.

29.3.2 GTE shall refer all questions regarding any ATTI service or product directly to ATTI at a telephone number specified by ATTI and provided to GTE for that purpose.

29.3.3 GTE representatives who receive inquiries regarding ATTI services: (i) shall refer callers who inquire about ATTI services or products to the numbers provided; and (ii) will not in any way disparage or discriminate against ATTl, or its products or services.

29.4      SINGLE POINT OF CONTACT

          Each Party shall provide the other Party with a single point of contact ("SPOC") for each functional area for all inquiries regarding the implementation of this Part. Each Party shall accept all inquiries from the other Party and provide timely responses.

29.5      SERVICE ORDER

          To facilitate the ordering of new service for resale or changes to such service to an ATTI Customer, ATI's representative will have access to GTE Customer information to enable the ATTI representative to perform the tasks enumerated below. Until electronic interfaces are established, these functions will be performed with the use of an 800 number.

29.5.1 Obtain customer account information through the same nondiscriminatory access to Operation Support Systems for pre-ordering, ordering, provisioning, maintenance and repair, and billing as GTE provides itself including information regarding the facilities and services assigned to individual customers.

29.5.2 Obtain information on all features and services available, including new services, by LSO identified by switch, NPA-NXX and customer street address.

29.5.3 Submit the ATTI T Customer order by submitting an LSR using the agreed upon electronic interface (the Network Data Mover or NDM) for all desired features and services;

29.5.4 Assign a telephone number, including a vanity number, (if the ATTI Customer does not have one assigned). As an interim step prior to the implementation of the electronic interface specified in Section 29.1, GTE will establish an 800 (toll-free) number for ATTI;

29.5.5    Submit the appropriate directory listing using the agreed to El;

29.5.6    Determine if a service call is needed to install the line or service;

29.5.7    Schedule dispatch and installation, if applicable;

29.5.8    Provide service availability dates to customer;

29.5.9 Order local and intraLATA toll service and enter ATTI Customer's choice of primary interexchange carrier on a single, unified order; and

29.5.10 Suspend, terminate or restore service to an ATTI Customer using agreed to methods (temporary disconnects for nonpayment may not be requested using the LSR).

29.6      PROVISIONING

29.6.1 After receipt and acceptance of an LSR, GTE shall provision such LSR in accordance with the following Intervals and in accordance with the service parity standards and other performance standards specified in
          Section 11 and Attachment 12.

29.6.2 GTE shall provide ATTI with service status notices, on a Real Time basis. Such status notices shall include the following:

29.6.2.1 Firm order confirmation, including service availability date and information regarding the need for a service dispatch for installation;

29.6.2.2 Notice of service installation issued at time of installation, including any additional information, such as material charges;

29.6.2.3  Changes/rejections/errors in LSRs;

29.6.2.4  Service completion;

29.6.2.5  Jeopardies and missed appointments;

29.6.2.6  Charges associated with necessary construction;

29.6.2.7  Order status at critical intervals;

29.6.2.8 Test results of the same type that GTE records for itself or its own customers.

29.6.3 GTE shall inform ATTI of overall change order flexibility and any changes thereto on a Real Time basis.

29.6.4 GTE shall notify ATTI prior to making any changes in the services, features or functions specified on the LSR. If an ATTI Customer requests a service change at the time of installation GTE shall refer the ATTI Customer to ATTI.

29.6.5 GTE shall provide provisioning support to ATTI on the same basis that it provides to other competitive LECs and to itself. GTE retains full discretion to control the scheduling of its provisioning workforce.

29.6.6 GTE shall provide training for all GTE employees who may communicate, either by telephone or face-to-face, with ATTI Customers, during the provisioning process. Such training shall include training on compliance with the branding requirements of this Agreement.

29.7      PROVISION OF CUSTOMER USAGE DATA

          GTE shall provide the Customer Usage Data recorded by GTE. Such data shall include complete ATTI Customer usage data for Local Service, (i.e., the same usage data that GTE records for billing its own customers), in accordance with the terms and conditions set forth in Attachment 7.

29.8      SERVICE/OPERATION READINESS TESTING

29.8.1 In addition to testing described elsewhere in this Section 29, GTE shall test the systems used to perform the following functions at a negotiated interval and in no event less than ten (10) business days prior to commencement of GTE's provision of Local Service to ATTI, in order to establish system readiness capabilities:

29.8.1.1 All interfaces between TATTI and GTE work centers for Service Order Provisioning;

29.8.1.2  Maintenance, Billing and Customer Usage Data;

29.8.1.3  The process for GTE to provide customer profiles;

29.8.1.4  The installation scheduling process;

29.8.1.5  Network alarm reporting;

29.8.1.6  Telephone number assignment;

29.8.1.7 Procedures for communications and coordination between ATTI SPOC and GTE SPOC;

29.8.1.8  Procedures for transmission of Customer Usage Data; and

29.8.1.9  Procedures for transmitting bills to AT&T for Local Service.

29.8.2 The functionalities identified above shall be tested in order to determine whether GTE performance meets the service parity requirements and other performance standards specified in Section 11. GTE shall make available sufficient technical staff to perform such testing. GTE technical staff shall be available to meet with ATTI as necessary to facilitate testing. GTE and ATTI shall mutually agree on the schedule for such testing.

29.8.3 At ATTI's request, GTE shall provide to ATTI any results of the testing performed pursuant to the terms of this Part. ATTI may review such results and may notify GTE of any failures to meet the requirements of this Agreement.

29.8.4 GTE shall provide to ATTI the same type and quality of loop testing information that it provides to and records for itself. Where GTE develops loop testing information as a matter of course, it will make that information available to ATTI where such information is relevant to ATTI's business. Where GTE maintains the internal discretion to test loops as needed, GTE will provide similar testing discretion to ATTI. ATTI shall pay the full cost of any such discretionary testing.

29.8.5 Within 60 days of the Effective Date of this Agreement, ATTI and GTE will agree upon a process to resolve cooperative testing issues and technical issues relating to GTE's provision of Local Services to ATTI. The agreed upon process shall include procedures for escalating disputes and unresolved issues up through higher levels of each company s management. If ATTI and GTE do not reach agreement on such a process within 60 days, any issues that have not been resolved by the Parties with respect to such process shall be submitted to the ADR procedures set forth in Section 14 and Attachment I of this Agreement unless both Parties agree to extend the time to reach agreement on such issues.

29.9      MAINTENANCE

          GTE shall provide maintenance in accordance with the requirements and standards set forth in Attachment 5 and in accordance with the service parity requirements set forth in this Agreement.

29.10     BILLING FOR LOCAL SERVICE

29.10.1 GTE shall bill ATTI for Local Service provided by GTE to ATTI pursuant to the terms of this Part, and in accordance with the terms and conditions for Connectivity Billing and Recording in Attachment 6.

29.10.2 GTE shall recognize ATTI as the customer of record for all Local Service and will send all notices, bills and other pertinent information directly to ATTI.

30.       PAY PHONE LINES AND PAY PHONE SERVICES

30.1      Intentionally left blank.

30.2 "Pay phone lines" are defined as the loop from the pay phone point of demarcation to the Service Wiring Center and includes all supporting central office functions and features.

30.3 GTE shall make available to ATTI for resale the following classes of pay phone lines:

30.3.1    Customer Owned Coin Operated Telephone (COCOT) Lines;

30.3.2    Coinless COCOT Lines;

30.3.3 Coin Lines in those jurisdictions where provision of such lines is required by law

30.3.4    [This section left intentionally blank]

30.3.5    Semi Public Lines.

30.4 GTE shall also make available to ATTI for resale any future class of pay phone lines that GTE provides at retail to subscribers other than telecommunication carriers.

30.5      GTE shall make available pay phone line service options as follows:

30.6 When providing COCOT Lines to ATTI for resale, GTE shall offer the following, to the extent that GTE provides such services and in those jurisdictions and/or central offices where available: originating line screening; billed number screening; PlC protection for all 1+ inter and intraLATA traffic (when presubscription is authorized); one way and/or two way service (if so provided in the applicable tariff) on the line; detailed billing showing all 1+ traffic; ATTI's service center phone number to all ATTI end users that contact GTE service centers; number portability for end users; touchtone service; line side answer supervision; GTE designated contact center as single point of contact for customer service; provisioning of 9 1 1 service; access to Answer Number Identifier (ANI) Information; all information necessary to permit ATTI to bill end users for access line usage; the same monitoring and diagnostic routines as GTE utilizes on its own facilities; one directory for each line installed; blocking for 1+ international calls, 10XXX1+ international calls 1-900 calls, 1-976 calls DA link, any 1+ service that can be billed to the line but that is not rated, 1-700 calls, 1-500 calls, and in bound international calls where SS7 signalling is available.

30.7 When providing Coinless COCOT Lines to ATTI for resale, GTE shall offer the following, to the extent that GTE provides such services and in those jurisdictions and/or central offices where available: originating line screening; billed number screening; PlC protection for all 1+ inter and intraLATA traffic (where inter and intraLATA presubscription is available); one way and/or two way service on the line (if so provided in the tariff); flat service where flat service is required by the applicable tariff, measured service where measured service is required by the applicable tariff, and both flat and measured service where both flat and measured service are required by the applicable tariff; detailed billing showing all 1+ traffic; ATTI's service center phone number to all ATTI end users that contact GTE service center; number portability for end users; touchtone service; GTE designated contact center as single point of contact for customer service; provisioning of 911 service; access to ANI information; all information necessary to permit ATTI to bill end users for access line usage; the same monitoring and diagnostic routines as GTE utilizes on its own facilities; one directory for each line installed; blocking for any service that can be billed to the line but not rated and all 1+ calls except where local mandate requires access to Directory Assistance.

30.8      [Intentionally deleted.]

30.9 When providing Customer Owned Pay Telephone (COPT) Lines to ATTI for resale, GTE shall offer the following to the extent that GTE provides such services and in those jurisdictions and/or central offices where available. Access to all Central Office intelligence required to provide COPT Line pay phone services; far end disconnect recognition; call timing for intra- and interLATA calls; at the customer's option, one way or two way service on the line in those jurisdictions where available; detailed billing showing all 1+ traffic ATTI's service center phone number to all ATTI end users; touchtone service; line side supervision in those jurisdictions where available; GTE designated contact center for use by ATTI only as single point of contact for customer service; provisioning of 911 service; access to ANI information; all information necessary to permit ATTI to bill end users for access line usage; the same monitoring and diagnostic routines as GTE utilizes on its own facilities; one directory for each line installed; blocking for 1+ international calls and any 1+ service that cannot be rated by the phone pay line or any operator service.

30.10 For any pay phone line provided to ATTI for resale, GTE shall also make available to ATTI any future pay phone line option that GTE provides to any of its own customers using such a pay phone line.

30.11 GTE shall adhere to the following additional requirements when providing pay phone lines for resale:

30.11.1 GTE shall provide ATTI with the same call restrictions and fraud protections used by GTE in connection with its pay phones;

30.11.2   GTE shall not block ATTI's existing access to [NAI] codes;

30.11.3 GTE shall forward all ATTI pay phone customers to the designated ATTI line or trunk group for handling Operator Services or Directory Assistance calls;

30.11.4   [Intentionally Deleted]

                       PART II: UNBUNDLED NETWORK ELEMENTS

31.       INTRODUCTION

          This Part II sets forth the unbundled Network Elements that GTE agrees to offer to ATTI in accordance with its obligations under Section 251
          (c)(3) of the Act and 47 CFR 51.307 to 51.321 of the FCC Rules. The specific terms and conditions that apply to the unbundled Network Elements are described below and in Attachment 2. Prices for Network Elements are set forth in Part V and Attachment 14 of this Agreement.

32.       UNBUNDLED NETWORK ELEMENTS

32.1 GTE will offer Network Elements to ATTI on an unbundled basis at rates set forth in Attachment 14.

32.2 GTE will permit ATTI to interconnect ATTI's facilities or facilities provided by ATTI or by third parties with each of GTE's unbundled Network Elements at any point designated by ATTI that is technically feasible.

32.3 ATTI, at its option, may designate any technically feasible network interface at a Served Premises, including without limitation, DSO, DS-1, DS-3, and STS-1.

32.4 Pursuant to the terms of this Agreement, ATTI may use one or more Network Elements to provide any Telecommunications Service that such Network Element is capable of providing.

32.5 GTE shall offer each Network Element individually and in combination with any other Network Element or Network Elements, so long as such combination is technically feasible, in order to permit ATTI to combine such Network Element or Network Elements with another Network Element or other Network Elements obtained from GTE or with network components provided by itself or by third parties to provide telecommunications services to its customers.

32.6 For each Network Element, GTE shall provide a demarcation point (e.g., an interconnection point at a Digital Signal Cross-Connect or Light Guide Cross-Connect panels or a Main Distribution Frame) and, if necessary, access to such demarcation point, which ATTI agrees is suitable. However, where GTE provides contiguous Network Elements to ATTI, GTE may provide the existing interconnections and no demarcation point shall exist between such contiguous Network Elements.

32.7      [Intentionally deleted].

32.8      [Intentionally deleted].

32.9 Except with respect to the Loop Distribution, Loop Concentrator/Multiplexer, and Loop Feeder elements, which shall in all cases be subject to the bona fide request process described in Attachment 12, set forth below is a list of Network Elements that ATTI and GTE have identified as of the Effective Date of this Agreement and will be offered by GTE. ATTI and GTE agree that ATTI may identify additional or revised Network Elements that it desires. All such additional or modified Network Elements shall be subject to the Bona Fide Requests Procedures outlined in Attachment 12. Descriptions and requirements for each Network Element identified below are set forth in Attachment 2. The Network Elements described in Attachment 2 consist of:

                       Loop or Loop Combination
                       Network Interface Device (NID)
                       Loop Distribution, otherwise known as Distribution Media Loop Concentrator/Multiplexer
                       Loop Feeder Local Switching
                       Operator Service
                       Directory Assistance Service
                       Common Transport
                       Dedicated Transport
                       Signaling Link Transport
                       Signaling Transfer Points
                       Service Control Points (SCPs)/Data bases
                       Tandem Switching
                       Unused Transmission Media

32.10     Standards for Network Elements

32.10.1   [Intentionally Deleted]

32.10.2   [Intentionally left blank]

32.10.3   [Intentionally Deleted]

32.10.3.1 If ATTI contends that GTE has failed to meet the requirements of this
          Section 32, ATTI will provide GTE documentation of such purported failure. Within a reasonable time period after receiving such documentation, GTE shall provide to ATTI engineering, design, performance and other network data that the parties mutually agree is necessary and sufficient for ATTI to determine that the requirements of this Section 32 are being met. In the event that such data establishes that the requirements of this Section 32 are not being met, GTE shall, within ten (10) business days, cure any design, performance or other deficiency and provide new data that the parties mutually agree is sufficient for ATTI to determine that such deficiencies have been cured. To the extent that GTE is unable to meet the above timeframe, GTE shall promptly notify ATTI prior to the expiration of such timeframe and the Parties shall agree on a revised completion date.

32.10.3.2 [Intentionally deleted].

32.10.4   [Intentionally Deleted].

                          PART III: ANCILLARY FUNCTIONS

33.       INTRODUCTION

          This Part III sets forth the Ancillary Functions that GTE agrees to offer to ATTI so that ATTI may interconnect to GTE's network and obtain access to unbundled Network Elements to use to provide services to its customers.

34.       GTE PROVISION OF ANCILLARY FUNCTIONS

34.1      [Intentionally deleted].

34.2 GTE will permit ATTI to interconnect ATTI's equipment and facilities or equipment and facilities provided by ATTI or by third parties for purposes of interconnection or access to Network Elements at any point that is technically feasible in accordance with the terms and conditions of this Agreement.

34.3 Pursuant to the terms of this Agreement, ATTI may use any Ancillary Function to provide any Telecommunications Service that such Ancillary Function is capable of providing.

34.4 Set forth below is the list of the Ancillary Functions that ATTI and GTE have identified as of the Effective Date of this Agreement. Either Party may identify additional or revised Ancillary Functions that it desires. All such additional or revised Ancillary Functions shall be subject to the Bona Fide Requests procedures outlined in Attachment
          12. Descriptions and requirements for each Ancillary Function are set forth in Attachment 3. The Ancillary Functions described in Attachment 3 consist of:

                       Collocation
                       Right of Way (ROW)
                       Conduit
                       Pole attachment

35.       STANDARDS FOR ANCILLARY FUNCTIONS

35.1 Subject to Section 23.19, each Ancillary Function shall meet or exceed the requirements set forth in applicable technical references, as well as the performance and other requirements, identified in this Agreement.

35.2 Each Ancillary Function provided by GTE to ATTI shall be equal in the quality of design, performance, features, functions and other characteristics, including, but not limited to levels and types of redundant equipment and facilities for diversity and security, that GTE provides in the GTE network to itself, its affiliates or any other carrier.

35.3 If ATTI contends that GTE has failed to meet the requirements of Part III and Attachment 3, ATTI will provide GTE documentation of such purported failure. Within a reasonable time period after receiving such documentation, GTE shall provide to ATTI engineering, design, performance and other network data that the parties mutually agree is necessary and sufficient for ATTI to determine that the requirements of Part III and Attachment 3 of this Agreement are being met. In the event that such data establishes that the requirements of Part III and Attachment 3 of this Agreement are not being met, GTE shall, within 30 business days, cure any design, performance or other deficiency and provide new data that the parties mutually agree is sufficient for ATTI to determine that such deficiencies have been cured. To the extent that GTE is unable to meet the above timeframe, GTE shall promptly notify ATTI prior to the expiration of such timeframe and the Parties shall agree on a revised completion date.

35.4 Unless otherwise designated by ATTI, each Ancillary Function provided by GTE to ATTI shall be made available to ATTI on a priority basis that is at least equal to the priorities that GTE provides to itself, its affiliates or any other carrier.

35.5      (Intentionally deleted)


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                                                                         Page 48


35.6      911/E911 ARRANGEMENTS

35.6.1    DESCRIPTION OF SERVICE

          ATTI shall have the right to utilize the existing GTE 911/E911 infrastructure (as agreed in Sections 37.10.3 and 37.10.5 below) to provide all 911/E911 capabilities to its end users. ATTI will install a minimum of two dedicated trunks to GTE's 911/E911 selective routers (i.e., 911 tandem offices) that serve the areas in which ATTI provides Exchange Services, for the provision of 911/E911 services and for access to all subtending PSAPs. The dedicated trunks shall be, at minimum, DSO level trunks configured as a 2-wire analog interface or as part of a digital (1.544 Mbps) interface. Either configuration shall use CAMA type signaling with multifrequency (MF) tones that will deliver ANI with the voice portion of the call. At the request of ATTI, GTE will provide ATTI with the appropriate CLLI codes and specifications of the tandem office serving area. If an ATTI Central Office serves end users in an area served by more than one GTE 911/E911 selective router, ATTI will install a minimum of two dedicated trunks in accordance with this section to each of such 911/E911 selective routers.

35.6.2    TRANSPORT

          If ATTI desires to obtain transport from its end office to the GTE 911 selective routers, ATTI may purchase such transport from GTE at the rates set forth in GTE's intrastate switched access tariff or in GTE's intrastate special access tariff.

35.6.3    COOPERATION AND LEVEL OF PERFORMANCE

35.6.3.1 The Parties agree to provide access to 911/E911 in a manner that is transparent to the end user. The Parties will work together to facilitate the prompt, reliable and efficient interconnection of ATTI's systems to the 911/E911 platforms to ensure that 911/E911 service is fully available to ATTI's end users, with a level of performance that will provide the same grade of service as that which GTE provides to its own end users and that meets State requirements. To this end, GTE will provide documentation to ATTI showing the correlation of its rate centers to its E911 tandems.

35.6.3.2 In the event of an GTE or ATTI 911 trunk group failure, the Party that owns the trunk group will notify, on a priority basis, the other Party of such failure, which notification shall occur within two (2)


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                                                                         Page 49


          hours of the occurrence or sooner if required under Applicable Law. The Parties will exchange a list containing the names and telephone numbers of the support center personnel responsible for maintaining the 911 Service between the Parties.

35.6.3.3 When ATTI purchases transport, GTE will provide ATTI with the order number and the circuit identification code in advance of the service due date.

35.6.3.4 ATTI or its third party agent will provide CNA data to GTE for use in entering the data into the 911 data base. The initial CNA data will be provided to GTE in a format prescribed by NENA (National Emergency Number Association). ATTI is responsible for providing GTE updates to the CNA data and error corrections which may occur during the entry of CNA data to the GTE 911 Database System. GTE will confirm receipt of such data and corrections by close of business on the next Business Day by providing ATTI with a report of the number of items sent, the number of items entered correctly, and the number of errors.

35.6.3.5 ATTI will monitor the 911 circuits for the purpose of determining originating network traffic volumes. ATTI will notify GTE if the traffic study information indicates that additional circuits are required to meet the current level of 911 call volumes.

35.6.3.6  [Intentionally deleted.]

35.6.3.7 Inter-office trunks provided for 911 shall be engineered to assure minimum P.01 transmission grade of service as measured during the busy day/busy hour. A minimum of two trunks shall be provided by ATTI.

35.6.4    UPDATES TO MSAG

          It shall be the responsibility of ATTI to ensure that the address of each of its end users is included in the Master Street Address Guide ("MSAG") via information provided on ATTI's Local Service Request ("LSR") or via a separate feed established by ATTI and GTE pursuant to section 37.10.5 of this Article. Any MSAG change that appears to be required by ATTI must be approved by the County. Within thirty (30) days after the Effective Date of this Agreement, GTE shall provide ATTI with an initial electronic copy and a paper copy of the MSAG or its equivalent. Prior to the time that updates are available electronically, GTE will provide updates to ATTI on a monthly basis. Thereafter, GTE will provide updates to ATTI as changes are made.


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                                                                         Page 50


35.6.5    UPDATES TO DATABASE

          GTE and ATTI will work together to develop the process by which the 911/E911 database will be updated with ATTI's end user 911/E911 information. ATTI shall have the right to verify the accuracy of the information regarding ATTI's end users in the 911/E911 database.

35.6.6    COMPENSATION

          In situations in which GTE is responsible for maintenance of the 911/E911 database and can be compensated for maintaining ATTI's information by the municipality, GTE will seek such compensation from the municipality. GTE will seek compensation from ATTI only if and to the extent that GTE is unable to obtain such compensation from the municipality.

                                 PART V: PRICING

36.       GENERAL PRINCIPLES

          All services currently provided hereunder including resold Local Services, Network Elements and Combinations, and any new and additional services or Network Elements to be provided hereunder shall be priced in accordance with all applicable provisions of the Act and the rules and orders of the FCC and any state public utility commission having jurisdiction over this Agreement.

37.       PRICE SCHEDULES

37.1      LOCAL SERVICE RESALE

          The prices to be charged to ATTI for Local Services shall be as specified in Attachment 14.

37.2      UNBUNDLED NETWORK ELEMENTS

          The prices charged to ATTI for Unbundled Network Elements shall be as specified in Attachment 14 and shall be nondiscriminatory.

37.2.1 If implementation of an unbundled loop feeder supports shared used of required unbundling facilities, the cost of such facilities shall be allocated and prorated among all users in a non-discriminatory and competitively neutral manner. If such implementation supports only ATTI's use, then ATTI shall pay to GTE the incremental cost of such implementation.

37.2.2 If implementation of an unbundled loop concentrator /mutiplexer element supports shared used of required unbundling facilities, the cost of such facilities shall be allocated and prorated among all users in a non-discriminatory and competitively neutral manner. If implementation supports only ATTI's use, then ATTI shall pay to GTE the incremental cost of such implementation.

37.2.3 ATTI will be responsible for the costs (if any) required to create an interface at the main distribution frame if such interface does not already exist, such as in the case of an Integrated Digital Loop Carrier System.

In witness whereof, the Parties have executed this Agreement through their authorized representatives.

GTE Northwest Incorporated                  American Telephone Technology Inc.

By:                                         By:
   -----------------------------               ----------------------------
Signature                                   Signature

   -----------------------------               ----------------------------
Name                                        Name

   -----------------------------               ----------------------------
Title                                       Title

   -----------------------------               ----------------------------
Date                                        Date